UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 26, 2010

 AMERICAN POWER CORP.
 (Exact Name of Registrant as Specified in Charter)

NEVADA
(State or other jurisdiction of incorporation or organization)
333-151517 (Commission File Number)	26-0693872 (IRS Employer Identification Number)
16 Market Square Centre
1400 16th Street, Suite 400
Denver – CO 80202
Tel: 720.932.8389
Fax: 720.222.5151
(Address of principal executive offices)

 Copies to:
JPF Securities Law, LLC
19720 Jetton Road
Suite 300
Cornelius, NC 28031
Tel: 704-897-8334
Fax: 980- 422-0334

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.02 Termination of a Material Definitive Agreement
Item 3.03 Material Modification to Rights of Security Holders
Item 9.01 Financial Statements and Exhibits
Signatures

Item 1.02 Termination of a Material Definitive Agreement

As a result of an internal policy shift at the Financial Industry Regulatory Authority (“FINRA”), our recent name change and forward stock split did not result in a ticker symbol change to letters that accurately reflect our new name “American Power Corporation”.  Accordingly, the Board of Directors believed it to be in the best interest of the company to restructure such that FINRA’s internal policies governing Over the Counter Bulletin Board companies would allow us to receive a new ticker symbol that accurately reflects the new name of our organization.

As a result of the foregoing, American Power Corporation (the “Corporation”) and American Power Merger Corporation (“APMC”), a Nevada corporation and subsidiary of the Company, announced entry into an Agreement and Plan of Merger (“Merger Agreement”) on a Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 13, 2010.

After filing the proper notifications with FINRA for the Merger Agreement, the Merger between the Corporation and APMC again did not result in a new ticker symbol for the Corporation. FINRA’s internal policies governing Over the Counter Bulletin Board companies did not allow the Merger between a parent and subsidiary corporation to receive a new ticker symbol.  FINRA would not provide us with any particular rule citation or written correspondence on the matter.

The Corporation has therefore abandoned the Merger Agreement with APMC.

Item 3.03 Material Modification to Rights of Security Holders

As announced in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2010, the material modification to rights of security holders is not applicable pursuant to the termination of the Merger Agreement. You WILL NOT be asked to exchange your existing stock certificate for a new stock certificate with a new CUSIP number.

The Current Report on Form 8-K filed with the Securities and Exchange Commission on July 13, 2010 is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Power Corp.

DATED: August 30, 2010	By:	/s/ Johannes Petersen
Johannes Petersen, Director, CFO & Secretary